Exhibit 10.8



Agreed terms document under the joint venture shareholders' agreement dated [ ] October 2005 among Baltic Petroleum (E&P) Limited, Siberian Energy Group Inc. and Zauralneftegaz Limited



                            DATED October 14 2005



                           SIBERIAN ENERGY GROUP INC.

                                      and

                             ZAURALNEFTEGAZ LIMITED




                          SALE AND PURCHASE AGREEMENT

                     RELATING TO PARTICIPATORY INTERESTS IN

                               OOO ZAURALNEFTEGAZ





                          SALE AND PURCHASE AGREEMENT
                      relating to participatory interest in
                               OOO Zauralneftegaz


                              COVINGTON & BURLING


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THIS  AGREEMENT  is  dated  the 14th day  of October 2005

PARTIES:

(1) SIBERIAN ENERGY GROUP INC., a corporation incorporated under the laws of the State of Nevada, United States and whose principal place of business is at 275 Madison Avenue, 6th Floor, New York, NY 10016, United States ("SEG"); and

(2) ZAURALNEFTEGAZ LIMITED, a company registered in England under company number 5525360 whose registered office is at c/o Gilchrist Solicitors, 18b Charles Street, London W1J 5DU, United Kingdom ("ZNG LTD").

INTRODUCTION:

(A) SEG is the owner of all of the participatory interests (the "INTERESTS") in OOO Zauralneftegaz, a Russian limited liability company ("OOO ZNG").

(B) SEG has agreed to transfer the Interests to ZNG Ltd in consideration for the allotment and issue to it of new ordinary shares in the capital of ZNG Ltd pursuant to, and subject to the terms and conditions of, an agreement entered into between Baltic Petroleum (E&P) Limited ("BP"), SEG and ZNG Ltd on 14th October 2005 (the "JV AGREEMENT").

(C) SEG and ZNG Ltd have agreed to enter into this agreement (the "AGREEMENT") for the purposes of agreeing the terms for the transfer by SEG to ZNG Ltd of the Interests.

IT  IS  AGREED  as  follows:

1.  SALE  AND  PURCHASE  OF  THE  INTERESTS

1.1 SEG shall sell and ZNG Ltd shall purchase the Interests on the terms of this Agreement.

1.2 SEG shall sell the Interests with full title guarantee and, other than the Existing Security (as such term is defined in the JV Agreement), free from any interest or equity of any person (including, without limitation, any right to acquire, option, right of pre-emption or right of conversion) or any mortgage, charge, pledge, lien, assignment, claims, prohibition or any other encumbrance, priority or security interest or arrangement of whatever nature over or in the Interests.

2.   CONSIDERATION  AND  COMPLETION

2.1 The consideration for the sale of the Interests shall be the allotment and issue to SEG of new ordinary shares in ZNG Ltd in accordance with the terms of the JV Agreement.

2.2  Upon  execution  of  this  Agreement,  SEG  shall forthwith transfer to ZNG
     Ltd the Interests, submit to OOO ZNG a written notification of such transfer and amend the charter of OOO ZNG to reflect such transfer. SEG shall, and shall procure that OOO ZNG and its general director shall, immediately following such transfer (and in any event prior to 31st October
     2005), effect all filings and registrations with the appropriate Russian corporate authorities that may be required to give effect to, and required in connection with, such transfer.

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2.3  ZNG  Ltd  shall  become  the  new  sole  participant of OOO ZNG upon filing the written notification of the transfer of the Interests with OOO ZNG.

3.   DECLARATION  OF  TRUST  AND  FURTHER  ASSURANCES

3.1 SEG shall hold the Interests and all dividends or any other distributions accrued or to accrue in respect of the Interests in trust as nominee for ZNG Ltd until such time as ZNG Ltd becomes the owner of the Interests in accordance with this Agreement. The perpetuity period applicable to the trusts created by this deed is 80 years. Further, pending completion of the transfer of the Interests, SEG undertakes not to transfer, deal with or dispose of the Interests save as ZNG Ltd may from time to time direct and to exercise its voting powers as holder of the Interests in such manner and for such purposes as ZNG Ltd may from time to time direct or determine.

3.2 SEG shall, and shall procure that OOO ZNG shall, execute such further documents and perform and do such further acts and things following completion of this Agreement as ZNG Ltd may request in writing in order to carry the provisions of this Agreement into full effect.

4.   FEES  AND  TAXES

     SEG shall bear the cost of all registration and transfer taxes and duties or their equivalents in all jurisdictions where such fees, taxes and duties are payable as a result of the transactions contemplated by this Agreement. SEG shall be responsible for arranging the payment of all fees, taxes and duties, including fulfilling any administrative or reporting obligation imposed by the jurisdiction in question in connection with the payment of such taxes and duties. SEG shall indemnify ZNG Ltd or any other member of ZNG Ltd's group against any losses suffered by ZNG Ltd or any member of ZNG Ltd's group as a result of SEG failing to comply with its obligations under this clause 4.

5.   GENERAL

5.1 If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement or the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

5.2 The provisions of clause 24 of the JV Agreement shall apply in relation to any notices given under this Agreement.

5.3 This Agreement shall be governed by the laws of England and the parties submit to the exclusive jurisdiction of the English Courts.

5.4 This Agreement may be executed in any number of counterparts and all the counterparts when taken together will constitute one agreement. Each party may enter into this Agreement by executing a counterpart.

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IN  WITNESS WHEREOF, the parties have executed and delivered this Agreement as a deed  as  of  the  date  first  above  written.


EXECUTED as a DEED by SIBERIAN
ENERGY GROUP INC.
                                        /s/ David Zaikin
                                            David Zaikin, Chairman and CEO
                                        ----------------------------------------
acting  by:                             (DULY  AUTHORISED  OFFICER  FOR AND ON
                                         BEHALF OF SIBERIAN ENERGY GROUP  INC.)


EXECUTED as a DEED by SIBERIAN
ENERGY GROUP INC.
                                        /s/ James Charles Pockney
                                        ----------------------------------------
acting by:                              (DIRECTOR)

                                        /s/ James Mark COlin Gilchrist
                                        ----------------------------------------
                                        (DIRECTOR/COMPANY SECRETARY)

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